Exhibit 99.2

The Arena Group Acquires ShopHQ, Expanding into Data Syndication, E-Commerce and Social Selling

New York, NY – October 17, 2025 – The Arena Group Holdings, Inc. (NYSE American: AREN) (“The Arena Group” or the “Company”), has acquired the intellectual property of ShopHQ from IV Media, LLC. The Arena Group plans to build on the legacy of the 35-year-old brand with a primary focus on E-Commerce and interactive selling.

“With the acquisition of ShopHQ, a former $500 million plus revenue company, through the utilization of ShopHQ’s powerful first party customer data and Arena’s reach to millions of engaged readers daily, we aim to synergize and monetize commerce and content across our digital platforms” said Paul Edmondson, Chief Executive Officer of The Arena Group. “The vision is to create pools of first party data sets allowing our advertisers to reach specific, targeted audiences leading to an increased value of our programmatic inventory. We believe this acquisition allows us to not only to increase our active engagement with Arena’s readers and bring them the products they are asking for but also increase the value and conversion rates for our advertisers. We believe the bridge we’re building between data, brands and users has enormous potential.”

Customers will be able to find ShopHQ on social, YouTube and directly on the ShopHQ website. While ShopHQ’s mission will remain the same, the way that customers discover products and interact with hosts and talent will evolve to fit this more streamlined, on-demand retail environment. ShopHQ will engage with customers across digital platforms with an emphasis on creator-led social selling, reaching both loyal existing and new audiences. Arena plans to lean into a more dropship-focused inventory relationship with vendors to ensure cost-efficiency and the ability to pivot and adjust product offerings in near real time to consistently offer customers the products they actively desire, at strong values, instead of aged inventory.

Jessica Gregory, General Manager of ShopHQ said “ShopHQ has a loyal customer base that we’re eager to re-engage with trusted brands and experts. Combining Arena’s capabilities with live-selling and commerce content will enable ShopHQ to excite current customers while engaging and converting new ones.”

###

Forward-Looking Statements

This Press Release of The Arena Group Holdings, Inc. (the “Company,” “we,” “our,” and “us”) contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements relate to future events or future performance and include, without limitation, statements concerning our business strategy, future revenues and income from continuing operations, cost reductions, market growth, capital requirements, product introductions, and expansion plans (as disclosed in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on April 15, 2025 (the “2024 10-K”) and in our other SEC filings and publicly available documents). Other statements contained in this Press Release that are not historical facts are also forward-looking statements. We have tried, wherever possible, to identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and other stylistic variants denoting forward-looking statements.

We caution investors that any forward-looking statements presented in this Press Release, or that we may make orally or in writing from time to time, are based on information currently available, as well as our beliefs and assumptions. The actual outcome related to forward-looking statements will be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance, and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on forward-looking statements, which are based only on known results and trends at the time they are made, to anticipate future results or trends. We detail other risks in our public filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A, Risk Factors, in the 2024 10-K and in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 (the “Q2 10-Q”). The discussion in this Press Release should be read in conjunction with the consolidated financial statements and notes thereto included in Part II, Item 8 in the 2024 10-K and in the Q2 10-Q.

This Press Release and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of this Press Release except as may be required by law.

About The Arena Group

The Arena Group (NYSE American: AREN) is an innovative technology platform and media company with a proven cutting-edge playbook that transforms media brands. Our unified technology platform empowers creators and publishers with tools to publish and monetize their content, while also leveraging quality journalism of anchor brands like TheStreet, Parade, Men’s Journal and Athlon Sports to build their businesses. The company aggregates content across a diverse portfolio of brands, reaching over 100 million users monthly. Visit us at thearenagroup.net and discover how we are revolutionizing the world of digital media.

Media Contact

Morgan Fitzgerald

morgan.fitzgerald@thearenagroup.net

Investor Relations Contact

Rob Fink, FNK IR

aren@fnkir.com

646.809.4048